UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010 (August 26, 2010)

HEALTHSPRING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32739	20-1821898
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Parkway Suite 501 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 291-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 26, 2010, HealthSpring, Inc., a Delaware corporation (“HealthSpring”), and BHI Acquisition Corporation, a Delaware corporation and indirect wholly-owned subsidiary of HealthSpring (‘Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bravo Health, Inc., a Delaware corporation (“Bravo”), and Shareholder Representative Services, LLC, as the representative of the stakeholders of Bravo.
Under the terms of the Merger Agreement, Merger Sub will be merged with and into Bravo, with Bravo continuing as the surviving corporation and an indirect wholly-owned subsidiary of HealthSpring. The aggregate merger consideration payable as a result of the transaction will be $545.0 million in cash, subject to a positive or negative adjustment based on, among other things, a calculation relating to the statutory net worth of Bravo’s regulated subsidiaries as of the closing (the “Closing Adjustment”). Any positive Closing Adjustment will not exceed $10.0 million.
The Merger Agreement contains various representations and warranties and covenants by the parties to such agreement and related indemnification obligations. At closing, a $55.0 million escrow will be established from the merger consideration to fund Bravo’s stakeholders’ post-closing indemnification obligations, $23.0 million of which will be held in escrow for three years following closing with respect to certain specified claims. The transaction is subject to various closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of state insurance regulators. The closing of the transaction is also contingent on HealthSpring obtaining financing on terms and conditions not materially less favorable than those set forth in the Commitment Letter (defined below). The Merger Agreement may be terminated under certain circumstances. In the event that the Merger Agreement is terminated as a result of HealthSpring’s failure to satisfy its financing condition, HealthSpring will be required to pay Bravo a termination fee of $10.0 million.
The financing contemplated by the Commitment Letter and unrestricted cash on hand are expected to provide the funds for HealthSpring’s acquisition of Bravo, including payment of fees, commissions, and expenses incurred in connection with the acquisition.
The foregoing summary of the proposed transaction and the terms and conditions of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about HealthSpring or Bravo. The representations, warranties, and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to stockholders. Stockholders should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of HealthSpring or Bravo. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in HealthSpring’s public disclosures.

Pursuant to a commitment letter (the “Commitment Letter”), dated as of August 26, 2010, issued to HealthSpring by JP Morgan Chase Bank, N.A., Bank of America, N.A. and Raymond James Bank, FSB (collectively, the “Commitment Parties”), and subject to and upon the terms and conditions set forth therein, the Commitment Parties have agreed to provide HealthSpring up to $750.0 million of senior secured credit facilities, consisting of amendments of HealthSpring’s existing $175.0 million revolving credit facility and $175.0 million term loan A facility, together with $400.0 million in new term loans.
If amendments to HealthSpring’s existing Credit Agreement, dated as of February 11, 2010, with Bank of America, N.A., as administrative agent, to permit the new term loan facilities to be provided under the existing credit agreement and to share ratably in the guaranties and collateral security provided pursuant thereto, are not effected by the closing, the credit facilities will be evidenced by new credit facilities in an aggregate principal amount of up to $750.0 million, consisting of a $175.0 million revolving credit facility and $575.0 million of new term loans, all subject to and upon the terms and conditions set forth in the Commitment Letter.
The commitments extend until January 31, 2011, subject to earlier termination in connection with developments in the transaction. The availability of the credit facilities is subject to usual and customary conditions. The documentation governing the credit facilities has not been finalized and, accordingly, the actual terms of such facilities may differ from those described or incorporated by reference in this filing. HealthSpring may also evaluate the placement of debt, preferred stock, or equity securities (including debt securities or preferred stock convertible into our common equity) to finance the cash portion of the transaction as an alternative, in whole or in part, to the term facilities.
The foregoing summary of the Commitment Letter is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Forward Looking Statements
Statements contained in this Current Report on Form 8-K that are not historical fact are forward-looking statements, which HealthSpring intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. HealthSpring cautions that actual results may differ materially from those expressed in or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: risks and uncertainties associated with the regulatory approval process; and HealthSpring’s ability to satisfy the conditions of its financing commitment and to effectively service the additional indebtedness incurred in connection with the acquisition. The foregoing factors are not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. - Risk Factors” in HealthSpring’s Annual Report on Form 10-K for the year ended December 31, 2009, and in other public filings by HealthSpring. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond HealthSpring’s ability to control or predict. HealthSpring undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 26, 2010, by and among HealthSpring, Inc., BHI Acquisition Corporation, Bravo Health, Inc., and Shareholder Representative Services, LLC*

Exhibit 99.1	Senior Secured Credit Facilities Commitment Letter, dated as of August 26, 2010, by and among HealthSpring, Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A. and Raymond James Bank, FSB

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. HealthSpring agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President

Date: August 31, 2010

EXHIBIT INDEX

No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of August 26, 2010, by and among HealthSpring, Inc., BHI Acquisition Corporation, Bravo Health, Inc., and Shareholder Representative Services, LLC*

99.1	Senior Secured Credit Facilities Commitment Letter, dated as of August 26, 2010, by and among HealthSpring, Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A. and Raymond James Bank, FSB

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. HealthSpring agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.